Exhibit 99.1

     One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com

CR-05-16

THE GEO GROUP, INC. TO ACQUIRE CORRECTIONAL SERVICES
CORPORATION; PLANS TO DIVEST JUVENILE SERVICES DIVISION

•	All cash transaction for $6.00 per share

•	Expected to be approximately 15% accretive in 2006

•	Investor Conference Call scheduled for 2:00 PM (Eastern Time)

•	Investor Conference Call Participant Pass-code: 76556483

Boca Raton, Fla. – July 14, 2005 — The GEO Group, Inc. (NYSE:GGI) (“GEO”), a world leader in the delivery of correctional and mental health services, announced today the signing of a definitive merger agreement (the “definitive agreement”) to acquire Sarasota-based Correctional Services Corporation (NASDAQ:CSCQ) (“CSC”), a leading developer and manager of privatized correctional and detention facilities. CSC has contracts and awards for the operation of 15 adult correctional facilities with a design capacity of approximately 7,500 beds. In addition, CSC provides juvenile programs for adjudicated youths at 17 facilities with an approximate capacity of 1,300 beds through its subsidiary, Youth Services International, Inc. (“YSI”).

Under the terms of the definitive agreement approved by the boards of directors of both GEO and CSC, shareholders of CSC will receive $6.00 cash per common share or approximately $62 million, and GEO will assume $124 million of CSC debt. The closing of the acquisition, which is subject to the approval of CSC’s shareholders, federal regulatory agencies and other customary conditions, is targeted for the beginning of the fourth quarter of 2005.

GEO also announced that it plans to divest CSC’s juvenile services division (the “juvenile business”) following the closing of the acquisition. Although GEO believes that the future growth prospects of the juvenile business are positive, the business is outside of GEO’s core focus. GEO has entered into discussions with James F. Slattery, the present Chief Executive Officer of CSC, to sell Mr. Slattery the juvenile business. These discussions commenced recently and are progressing well. As a result, GEO is optimistic that a deal with Mr. Slattery can be reached in the near future. In the event that GEO cannot reach an agreement with Mr. Slattery, GEO would seek alternative buyers for the juvenile business.

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Contact: Pablo E. Paez	1-866-301-4436
Director, Corporate Relations

N E W S   R E L E A S E

Upon the closing of the CSC acquisition and assuming the divestiture of the juvenile business, GEO will have 55 facilities with a total design capacity of approximately 43,500 beds.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We have been exploring acquisition opportunities since we became an independent company in July 2003, and we are very pleased with the fact that we were able to find a quality company in our core business of correctional and detention services. This acquisition is an excellent strategic fit for our company that will have a positive impact on our financial performance and will increase our ability to pursue new business opportunities while continuing to enhance shareholder value. We are also excited about the community correctional services offered by CSC, which will broaden our service offerings and expand our relationships with existing clients. Furthermore, our existing regional operating structure will enable us to integrate CSC’s facilities on a cost-efficient basis. Assuming the acquisition is completed in the beginning of the fourth quarter of 2005, we expect to fully integrate CSC’s operations by year-end 2005.”

Committed Financing

GEO plans to finance the acquisition of CSC through the use of $42 million in cash, supplemented by a committed senior credit facility underwritten by BNP Paribas for $175 million. This senior credit facility will be comprised of a $75 million term-loan and a $100 million revolver and, in addition to funding the acquisition, will refinance GEO’s existing $41 million term-loan and provide liquidity for general corporate purposes. GEO will assume $124 million of CSC debt.

Financial and Legal Advisers

Lehman Brothers acted as GEO’s financial adviser and provided the GEO board of directors with a fairness opinion. Akerman Senterfitt served as GEO’s legal advisor.

Updated 2005 Guidance

GEO is re-affirming its second quarter 2005 revenue guidance in the range of $148 million to $154 million and its second quarter 2005 earnings guidance in the range of $0.40 to $0.42 per share, inclusive of a $0.17 per share tax benefit related to the repatriation of foreign earnings in the fourth quarter of 2004 as a result of the American Jobs Creation Act of 2004.

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Contact: Pablo E. Paez	1-866-301-4436
Director, Corporate Relations

N E W S   R E L E A S E

On a standalone basis, GEO is revising its third and fourth quarter 2005 as well as its full-year 2005 guidance:

•	GEO expects third quarter 2005 revenues to be in the range of $140 million to $147 million and third quarter 2005 earnings to be in the range of $0.33 to $0.36 per share. This revision in projected earnings from operations for the third quarter of 2005 is based upon an expectation of continued lower occupancy at GEO’s San Diego, California Detention Facility for the U.S. Marshals Service; reduced revenues for the month of July related to the transition of GEO’s Queens, New York Detention Facility from the Bureau of Immigration and Customs Enforcement to the U.S. Marshals Service; and additional employee healthcare insurance costs.

•	GEO expects fourth quarter 2005 revenues to be in the range of $140 million to $147 million and fourth quarter 2005 earnings to be in the range of $0.36 to $0.39 per share. This revision in projected earnings from operations for the fourth quarter of 2005 is based upon a modest occupancy improvement at GEO’s San Diego, California Detention Facility for the U.S. Marshals Service; reduced profitability under the new U.S. Marshals Service contract for the Queens, New York Detention Facility; and one month of additional employee healthcare insurance costs.

•	GEO expects full-year 2005 revenues to be in the range of $582 million to $602 million and full-year 2005 earnings to be in the range of $1.38 to $1.46 per share. These amounts exclude the impact of the CSC acquisition.

2006 Guidance

On a standalone basis, GEO expects full-year 2006 revenues to be in the range of $630 million to $650 million and full-year 2006 earnings to be in the range of $1.76 to $1.88 per share. This guidance includes the assumption of full operational responsibility at GEO’s 200-bed South Florida Evaluation and Treatment Center on January 1, 2006, with annual revenues of approximately $24 million. GEO is also assuming the activation of a new mental health facility in early 2006, with annual revenues of approximately $15 million; and the establishment of a new employee healthcare insurance program which is expected to reduce employee healthcare insurance costs from the elevated levels in 2005.

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Contact: Pablo E. Paez	1-866-301-4436
Director, Corporate Relations

N E W S   R E L E A S E

CSC Acquisition Impact on Guidance

Assuming the acquisition of CSC is completed in the beginning of the fourth quarter of 2005:

•	GEO expects third quarter 2005 revenues to be in the range of $140 million to $147 million and third quarter 2005 earnings to be in the range of $0.21 to $0.24 per share. This guidance includes a third quarter 2005 write-off of approximately $2.0 million in deferred financing costs, or $0.12 per share.

•	GEO expects fourth quarter 2005 revenues to be in the range of $167 million to $174 million and fourth quarter 2005 earnings to be in the range of $0.36 to $0.39 per share. During the transition period in the fourth quarter of 2005, GEO expects the impact of CSC’s operations to be neutral to earnings.

•	GEO expects full-year 2005 revenues to be in the range of $609 million to $629 million and full-year 2005 earnings to be in the range of $1.26 to $1.34 per share, which includes the impact of the $2.0 million deferred financing charge.

•	In 2006, GEO expects CSC’s operations to add approximately $95 million to $105 million of revenue and to result in earnings in the range of $2.03 to $2.15 per share, exclusive of approximately $2.0 to $3.0 million in costs associated with the start-up and phase-in of CSC’s 1,000-bed expansion of its Florence, Arizona State Prison.

Conference Call Information

GEO has scheduled an investor conference call and simultaneous webcast at 2:00 PM (Eastern Time) today to discuss the planned acquisition. Hosting the call will be George C. Zoley, Chairman and Chief Executive Officer, accompanied by Wayne H. Calabrese, Vice Chairman, President and Chief Operating Officer; John G. O’Rourke, Senior Vice President and Chief Financial Officer; and David Watson, Treasurer and Vice President of Finance.

The call-in number for the U.S. and Canada is 1-800-706-7741 and the international call-in number is 1-617-614-3471. The participant pass-code for the conference call is 76556483. In addition, a live webcast of the conference call may be accessed on GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 14, 2005 at 1-888-286-8010 (U.S. and Canada) and 1-617-801-6888 (International). The participant pass-code for the telephonic replay is 28905846.

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Contact: Pablo E. Paez	1-866-301-4436
Director, Corporate Relations

N E W S   R E L E A S E

About The GEO Group, Inc.

The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and Canada managing 41 facilities with a total design capacity of approximately 36,000 beds.

About Correctional Services Corporation

Correctional Services Corporation (“CSC”) is a leading developer and operator of adult correctional facilities, with contracts and awards for the operation of 15 facilities with approximately 7,500 beds. In addition, through its Youth Services International (“YSI”) subsidiary, CSC is a leading private provider of juvenile programs for adjudicated youths with 17 facilities and 1,300 juveniles in its care.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to complete the acquisition of Correctional Services Corporation; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

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Contact: Pablo E. Paez	1-866-301-4436
Director, Corporate Relations